SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2005

THE NATIONAL SECURITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 11, 2005, The National Security Group, Inc. issued a press release regarding updated estimated catastrophe losses as result of insurance subsidiary losses caused by hurricanes in the third quarter. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Press release, dated November 11, 2005, issued by The National Security Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: November 14, 2005	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

The National Security Group, Inc.	EXHIBIT 99.1

661 East Davis Street

Post Office Box 703

Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information Contact: Brian R. McLeod, Chief Financial Officer, at (334) 897-2273 Ext. 241.

Elba, Alabama (November 11, 2005)... National Security Group releases updated estimates on third quarter hurricane losses

For the three month and nine month periods ended September 30, 2005, operating results were adversely impacted by three hurricanes, Dennis, Katrina and Rita, impacting our policyholders in the states of Alabama, Mississippi and Louisiana. National Security Group has revised earlier estimates of incurred losses as additional information has become available. These revised estimates will be reflected in National Security third quarter and nine month earnings results to be released on November 14, 2005.

The current estimate of total insured losses from Hurricane Dennis is $620,000. The current estimate of total insured losses from Hurricane Katrina, which is the projected to be the largest catastrophic event to ever impact the US insurance market and this Company, is $22,400,000. The current estimate of total insured losses from Hurricane Rita is $2,579,000. These estimates are of gross losses and loss adjustment expenses before reinsurance recoveries.

The insurance subsidiaries impacted by the hurricanes maintain catastrophe reinsurance to help mitigate the impact of catastrophic events such as hurricanes on the Company’s overall financial condition. However, due to the serialized nature and magnitude of the third quarter storms, coupled with our concentration of business in the Southeastern United States, events such as the three hurricanes incurred in the last quarter will have a material impact on earnings. Under the catastrophe reinsurance agreements, the subsidiaries pay the first $2,000,000 of combined losses per event. Catastrophe reinsurance covers losses from a single event in excess of $2,000,000 and up to $17,500,000 subject to 5% co-insurance. Losses from a single event exceeding $17,500,000 and up to $37,500,000 are 100% covered by reinsurance.

The total cost, net of reinsurance recoveries and including catastrophe reinstatement premium, for all three hurricanes in 2005 totaled $6,099,000 net of tax and reduced earnings for the quarter and year to date by $2.47 per share. Hurricane Dennis did not exceed the catastrophe reinsurance deductible so the net loss from Dennis was $620,000 before tax and $409,000 net of tax. Hurricane Katrina losses net of reinsurance and including catastrophe reinstatement premiums totaled $6,411,000 before tax and $4,231,000 net of tax. Hurricane Rita losses net of reinsurance and including catastrophe reinstatement premiums totaled $2,211,000 before tax and $1,459,000 net of tax.

Loss estimates were derived by an evaluation of Company specific exposures and is the best information available to management at this time. The estimates could be materially affected by, among other things, the number of insureds impacted by the hurricane, the amount and timing of losses actually incurred and reported by insureds, and the amount and timing of reinsurance recoverable collections.

About The National Security Group Inc.

The National Security Group Inc. through its insurance subsidiaries provides property, liability, life, accident and supplemental health insurance products in thirteen states. Primary property and casualty insurance subsidiaries are National Security Fire and Casualty and Omega One Insurance Company, which provide primarily personal lines dwelling, homeowners, mobile homeowners, and automobile insurance coverage in twelve states, primarily in the Southeastern United States. National Security Insurance Company is a wholly owned subsidiary providing life, accident and supplemental health insurance coverage in five states. The Company is listed on the NASDAQ National Market under the symbol: NSEC.

Information about forward-looking statements

Any statement contained in this report which is not a historical fact, or which might otherwise be considered an opinion or projection concerning the Company or its business, whether expressed or implied, is meant as and should be considered a forward-looking statement as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including but not limited to changes in market conditions, natural disasters and other catastrophic events, increased competition, changes in availability and cost of reinsurance, changes in governmental regulations, technological changes, political and legal contingencies and general economic conditions, as well as other risks and uncertainties more completely described in the Company’s filings with the Securities and Exchange Commission. If any of these assumptions or opinions proves incorrect, any forward-looking statements made on the basis of such assumptions or opinions may also prove materially incorrect in one or more respects and may cause future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements.

Contact: Brian McLeod, Chief Financial Officer and Treasurer
The National Security Group, Inc. P.O. Box 703 Elba, Alabama 36323